UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Investcorp Credit Management BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue

39th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICMB	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2024, the Board of Directors (the “Board”) of Investcorp Credit Management BDC, Inc. (the “Company”) accepted the resignation of Michael C. Mauer from his position as Chief Executive Officer of the Company. Mr. Mauer’s resignation is not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices. Mr. Mauer will retain his existing role as Chairman of the Board. Concurrently, Mr. Mauer has been appointed Vice Chairman of Private Credit at Investcorp.

On May 13, 2024, the Board appointed Suhail A. Shaikh as Chief Executive Officer of the Company, effective immediately. Concurrently, Mr. Shaikh has been appointed as the sole Chief Investment Officer of Private Credit at Investcorp.

Mr. Shaikh, 56, has served as the Co-Chief Investment Officer of CM Investment Partners LLC, the Company’s investment adviser, since January 2023 and as President of the Company since February 2023. Mr. Shaikh has served as a member of the Board since September 2023. Prior to joining Investcorp, Mr. Shaikh served as the Head of U.S. Private Credit for Alcentra Group. Mr. Shaikh also served as Vice Chair of the Global Private Credit Investment Committee and was a Board member of Alcentra NY, LLC, external manager to funds managed by Alcentra Group. Mr. Shaikh also served as a member of Alcentra’s management committee. Mr. Shaikh was the Chief Executive Officer and Co-President of Alcentra Capital Corporation, a publicly listed business development company managed by Alcentra NY, LLC, and served on its Board of Directors. Prior to joining Alcentra, Mr. Shaikh was a senior investment professional with Solar Capital Partners LLC. Prior to being a private credit investor, Mr. Shaikh was in investment banking for over fifteen years as a leveraged finance specialist and financial sponsor banker at Bank of America Merrill Lynch, CIBC World Markets and JPMorgan & Co. He began his career as an investment analyst at Bankers Trust. Mr. Shaikh earned an M.B.A. from The Wharton School with a concentration in Finance and graduated with an A.B. in Computer Science and Economics from Middlebury College.

There is no arrangement or understanding between Mr. Shaikh and any other person pursuant to which he was appointed as Chief Executive Officer of the Company. The Company does not pay cash compensation or provide other benefits directly to Mr. Shaikh or to any of its other executive officers. Further, with regard to Mr. Shaikh, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated May 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2024	INVESTCORP CREDIT MANAGEMENT BDC, INC.

	By:	/s/ Suhail A. Shaikh
	Name:	Suhail A. Shaikh
	Title:	President and Chief Executive Officer